PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PDT May 4, 2010

Plantronics Announces Fourth Quarter Fiscal 2010 Results

Revenue & Earnings Per Share Exceed Guidance; Company Achieves Record Fiscal Year Cash Flow from Operations

SANTA CRUZ, CA – May 4, 2010 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter fiscal 2010 net revenues of $162.3 million compared with $128.1 million in the fourth quarter of fiscal 2009.  Net revenues were above the guidance provided on January 26, 2010 of $150 million to $155 million.  Plantronics' GAAP diluted earnings per share from continuing operations were $0.49 in the fourth quarter of fiscal 2010 compared with a diluted loss per share from continuing operations of $0.15 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the fourth quarter of fiscal 2010 were $0.53 compared with $0.07 in the fourth quarter of fiscal 2009 and were greater than the previously provided non-GAAP guidance of $0.40 to $0.44.  The difference between GAAP and non-GAAP earnings per share from continuing operations for the fourth quarter of fiscal 2010 includes stock-based compensation charges, purchase accounting amortization and restructuring and other related charges, all net of associated tax benefits along with the release of $1.1 million in tax reserves due to the expiration of certain statutes of limitations.

Net revenues for fiscal year 2010 were $613.8 million compared with $674.6 million for fiscal year 2009.  Plantronics' GAAP diluted earnings per share from continuing operations were $1.55 for fiscal year 2010 compared with $0.93 in fiscal year 2009.  Non-GAAP diluted earnings per share from continuing operations for fiscal 2010 were $1.85 and were $1.26 in fiscal year 2009.

The Company completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG including the loss on the sale are classified as discontinued operations for all periods presented.

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share.  The dividend is payable on June 10, 2010 to stockholders of record at the close of business on May 20, 2010.

“Revenues and profitability exceeded expectations as we experienced better than anticipated demand in our Office & Contact Center product group,” stated Ken Kannappan, President & CEO.  “We believe we are well positioned to benefit from a further economic recovery and continued adoption of Unified Communications technologies.”

“We completed fiscal 2010 with record cash flow from operations and a considerably improved balance sheet from fiscal 2009 including an increase of approximately $151 million in cash, cash equivalents, and short term investments in addition to lower inventory levels.  For fiscal 2011, we remain committed to achieving a high return on capital,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Business Results (Non-GAAP from Continuing Operations)

Fourth quarter fiscal 2010 net revenues of $162.3 million increased 27% compared with $128.1 million in the prior year quarter and declined by 2% from $165.9 million in the third quarter of fiscal 2010.  Geographically, revenues in all regions grew year over year but declined sequentially except for the Asia Pacific region in which revenues grew both year over year and sequentially.

Improved economic conditions led to increases in net revenues both year over year and sequentially in the Office and Contact Center market.  Office and Contact Center net revenues were $111.9 million in the fourth quarter of fiscal 2010, an increase of 31% from $85.6 million in the fourth quarter of fiscal 2009 and a sequential increase of 9% from $103.1 million in the third quarter of fiscal 2010.

Mobile and Gaming & Computer Audio net revenues increased year over year and declined sequentially while net revenues from the Clarity group declined both year over year and sequentially.  Mobile headset net revenues were $35.8 million in the fourth quarter of fiscal 2010, an increase of 17% from the prior year quarter of $30.6 million but a sequential decrease of 24% from $47.0 million in the third quarter of fiscal 2010.

Gross margin in the fourth quarter of fiscal 2010 was 54.5% compared with 39.2% in the fourth quarter of the prior year and 48.9% in the third quarter of fiscal 2010.  The increase in the fourth quarter as compared to the same period in the prior year was primarily driven by lower requirements for excess and obsolete inventory, cost reductions, and higher rates of factory utilization.  The sequential improvement was primarily driven by an improved product mix.

Operating income in the fourth quarter was $35.9 million compared with previously provided guidance of $27 million to $30 million, resulting in an operating margin of 22.1% as compared to operating income of $8.4 million and an operating margin of 6.5% in the prior year quarter and operating income of $31.8 million and an operating margin of 19.2% in the third quarter of fiscal 2010.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  The Company’s business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the first quarter of fiscal 2011:

•	Net revenues of $160 million - $165 million;

•	Non-GAAP operating income of $32.5 million to $35.5 million;

•	Non-GAAP diluted earnings per share of $0.46 - $0.50;

•	Non-GAAP tax rate to be approximately 28%;

•	The EPS cost of stock-based compensation to be approximately $0.06; and

•	GAAP diluted earnings per share of $0.40 to $0.45.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its press release announcing its first quarter fiscal 2011 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the first quarter fiscal 2011 will not be based on internal Company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss fourth quarter fiscal 2010 results.  The conference call will take place Tuesday, May 4th at 2:00 PM (PDT).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #55076064 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of certain tax reserves, stock-based compensation expenses related to stock options, stock awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal 2011, including revenue, operating income and earnings per share; (ii) our estimated tax rate for the first quarter of fiscal 2011; (iii) our estimated stock-based compensation expense for the first quarter of fiscal 2011; (iv) our long term prospects with respect to the UC opportunities and our market growth opportunities with regard to all of our product lines, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
our ability to realize our Unified Communications (“UC”) plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Avaya, IBM and Cisco, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (v) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate, and (vi) our support expenditures may substantially increase over time  due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share; and

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings by outsourcing the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 26, 2009, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases.  These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Twelve Months ended March 31, 2010 and March 31, 2009
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment.  Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange.  For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, and Clarity are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2010	2009	2010

Net revenues	$128,098	$162,282	$674,590	$613,837
Cost of revenues	78,500	74,516	382,659	312,767
Gross profit	49,598	87,766	291,931	301,070
Gross profit %	38.7%	54.1%	43.3%	49.0%

Research, development and engineering	13,119	15,793	63,840	57,784
Selling, general and administrative	31,791	40,185	155,678	143,784
Restructuring and other related charges	10,664	100	10,952	1,867
Total operating expenses	55,574	56,078	230,470	203,435
Operating income (loss)	(5,976)	31,688	61,461	97,635
Operating income (loss) %	(4.7)%	19.5%	9.1%	15.9%

Interest and other income (expense), net	(415)	(548)	(3,544)	3,105
Income (loss) from continuing operations before income taxes	(6,391)	31,140	57,917	100,740
Income tax expense from continuing operations	1,111	6,725	12,575	24,287
Income (loss) from continuing operations, net of tax	(7,502)	24,415	45,342	76,453
Discontinued operations:
Income (loss) from operations of discontinued AEG segment (including loss on sale of AEG)	(5,412)	394	(142,633)	(29,898)
Income tax expense (benefit) on discontinued operations	(1,882)	228	(32,392)	(11,180)
Income (loss) on discontinued operations	(3,530)	166	(110,241)	(18,718)
Net income (loss)	$(11,032)	$24,581	$(64,899)	$57,735

% of net revenues	(8.6)%	15.1%	(9.6)%	9.4%

Earnings (loss) per common share:
Basic
Continuing operations	$(0.15)	$0.51	$0.93	$1.58
Discontinued operations	$(0.07)	$0.00	$(2.27)	$(0.39)
Net income (loss)	$(0.23)	$0.51	$(1.34)	$1.19

Diluted
Continuing operations	$(0.15)	$0.49	$0.93	$1.55
Discontinued operations	$(0.07)	$0.00	$(2.25)	$(0.38)
Net income (loss)	$(0.23)	$0.50	$(1.33)	$1.17

Shares used in computing earnings (loss) per share:
Basic	48,431	48,146	48,589	48,504
Diluted	48,431	49,562	48,947	49,331

Tax rate from continuing operations	(17.4)%	21.6%	21.7%	24.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2009	2010
ASSETS
Cash and cash equivalents	$158,193	$349,961
Short-term investments	59,987	19,231
Total cash, cash equivalents, and short-term investments	218,180	369,192
Accounts receivable, net	83,657	88,898
Inventory, net	119,296	70,518
Deferred income taxes	12,486	10,911
Other current assets	29,936	21,568
Assets held for sale	-	8,861
Total current assets	463,555	569,948
Long-term investments	23,718	-
Property, plant and equipment, net	95,719	65,700
Intangibles, net	26,575	3,449
Goodwill	14,005	14,005
Other assets	9,548	2,605
Total assets	$633,120	$655,707

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,827	$23,779
Accrued liabilities	53,143	45,837
Total current liabilities	85,970	69,616
Deferred tax liability	8,085	551
Long-term income taxes payable	12,677	12,926
Other long-term liabilities	1,021	924
Total liabilities	107,753	84,017
Stockholders' equity	525,367	571,690
Total liabilities and stockholders' equity	$633,120	$655,707

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Twelve Months Ended
	March 31, 2010				March 31, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$162,282	$-		$162,282	$613,837	$-		$613,837
Cost of revenues	74,516	(745)	(1)	73,771	312,767	(7,947)	(2)	304,820
Gross profit	87,766	745		88,511	301,070	7,947		309,017
Gross profit %	54.1%			54.5%	49.0%			50.3%

Research, development and engineering	15,793	(951)	(1)	14,842	57,784	(3,404)	(1)	54,380
Selling, general and administrative	40,185	(2,364)	(1)	37,821	143,784	(8,799)	(1)	134,985
Restructuring and other related charges	100	(100)	(3)	-	1,867	(1,867)	(3)	-
Total operating expenses	56,078	(3,415)		52,663	203,435	(14,070)		189,365
Operating income	31,688	4,160		35,848	97,635	22,017		119,652
Operating income %	19.5%			22.1%	15.9%			19.5%

Interest and other income (expense), net	(548)	-		(548)	3,105	-		3,105
Income from continuing operations before income taxes	31,140	4,160		35,300	100,740	22,017		122,757
Income tax expense from continuing operations	6,725	2,404	(4)	9,129	24,287	7,230	(5)	31,517
Income from continuing operations, net of tax	$24,415	$1,756		$26,171	$76,453	$14,787		$91,240

% of net revenues	15.0%			16.1%	12.5%			14.9%

Diluted earnings per common share from continuing operations	$0.49			$0.53	$1.55			$1.85
Shares used in diluted per share calculations	49,562			49,562	49,331			49,331

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $1,061 related to a tax benefit from expiration of certain statutes of limitations.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $2,217 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Twelve Months Ended
	March 31, 2009				March 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$128,098	$-		$128,098	$674,590	$-		$674,590
Cost of revenues	78,500	(666)	(1)	77,834	382,659	(3,215)	(1)	379,444
Gross profit	49,598	666		50,264	291,931	3,215		295,146
Gross profit %	38.7%			39.2%	43.3%			43.8%

Research, development and engineering	13,119	(872)	(1)	12,247	63,840	(3,687)	(1)	60,153
Selling, general and administrative	31,791	(2,162)	(1)	29,629	155,678	(9,551)	(1)	146,127
Restructuring and other related charges	10,664	(10,664)	(2)	-	10,952	(10,952)	(2)	-
Total operating expenses	55,574	(13,698)		41,876	230,470	(24,190)		206,280
Operating income (loss)	(5,976)	14,364		8,388	61,461	27,405		88,866
Operating income (loss) %	(4.7)%			6.5%	9.1%			13.2%

Interest and other income (expense), net	(415)	-		(415)	(3,544)	-		(3,544)
Income (loss) from continuing operations before income taxes	(6,391)	14,364		7,973	57,917	27,405		85,322
Income tax expense from continuing operations	1,111	3,285	(3)	4,396	12,575	11,195	(4)	23,770
Income (loss) from continuing operations, net of tax	$(7,502)	$11,079		$3,577	$45,342	$16,210		$61,552

% of net revenues	(5.9)%			2.8%	6.7%			9.1%

Diluted earnings (loss) per common share from continuing operations	$(0.15)			$0.07	$0.93			$1.26
Shares used in diluted per share calculations	48,431			48,431	48,947			48,947

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $3,813 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
($ in thousands, except per share data)

	Q109	Q209	Q309	Q409	FY09	Q110	Q210	Q310	Q410	FY10
Net revenues	$198,527	$195,349	$152,616	$128,098	$674,590	$141,162	$144,458	$165,935	$162,282	$613,837
Cost of revenues	108,449	101,720	91,441	77,834	379,444	72,036	74,145	84,868	73,771	304,820
Gross profit	90,078	93,629	61,175	50,264	295,146	69,126	70,313	81,067	88,511	309,017
Gross profit %	45.4%	47.9%	40.1%	39.2%	43.8%	49.0%	48.7%	48.9%	54.5%	50.3%

Research, development and engineering	16,204	15,878	15,824	12,247	60,153	12,850	12,733	13,955	14,842	54,380
Selling, general and administrative	40,369	39,774	36,355	29,629	146,127	31,058	30,823	35,283	37,821	134,985
Operating expenses	56,573	55,652	52,179	41,876	206,280	43,908	43,556	49,238	52,663	189,365

Operating income	33,505	37,977	8,996	8,388	88,866	25,218	26,757	31,829	35,848	119,652
Operating income %	16.9%	19.4%	5.9%	6.5%	13.2%	17.9%	18.5%	19.2%	22.1%	19.5%

Income from continuing operations
before income taxes	35,045	34,807	7,497	7,973	85,322	26,565	27,641	33,251	35,300	122,757
Income tax expense from continuing
operations	8,763	10,118	493	4,396	23,770	7,172	6,939	8,277	9,129	31,517
Income tax expense as a percent
of income from continuing
operations before taxes	25.0%	29.1%	6.6%	55.1%	27.9%	27.0%	25.1%	24.9%	25.9%	25.7%

Income from continuing operations, net
of tax	$26,282	$24,689	$7,004	$3,577	$61,552	$19,393	$20,702	$24,974	$26,171	$91,240

Diluted EPS - continuing operations	$0.53	$0.50	$0.14	$0.07	$1.26	$0.40	$0.42	$0.50	$0.53	$1.85
Diluted shares outstanding	49,245	49,489	48,522	48,431	48,947	48,665	49,567	49,625	49,562	49,331

Net revenues from unaffiliated customers:
Office and Contact Center	$122,803	$119,530	$101,694	$85,642	$429,669	$95,923	$93,503	$103,096	$111,875	$404,397
Mobile	59,882	60,911	36,011	30,615	187,419	32,310	34,665	46,951	35,830	149,756
Gaming and Computer Audio	9,621	8,977	8,531	6,923	34,052	8,810	9,015	11,072	10,363	39,260
Clarity	6,221	5,931	6,380	4,918	23,450	4,119	7,275	4,816	4,214	20,424

Net revenues by geographic area
from unaffiliated customers:
Domestic	$123,603	$129,789	$91,594	$79,304	$424,290	$88,789	$93,370	$99,157	$96,803	$378,119
International	74,924	65,560	61,022	48,794	250,300	52,373	51,088	66,778	65,479	235,718

Balance Sheet accounts and metrics:
Accounts receivable, net 1	$130,530	$115,032	$106,463	$83,657	$83,657	$88,350	$103,003	$113,291	$88,898	$88,898
Days sales outstanding (DSO) 1	59	53	63	59		56	64	61	49
Inventory, net 2	$116,379	$135,736	$114,423	$100,171	$100,171	$90,258	$78,026	$70,914	$70,518	$70,518
Inventory turns 2	3.7	3.0	3.2	3.1		3.2	3.8	4.8	4.2

1 Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.
2 Inventory, net and inventory turns reflect amounts in continuing operations only.